Exhibit 4.3
EXECUTION COPY

AMENDMENT NO. 1 TO INDENTURE

Amendment No. 1 to the Indenture (this “Amendment”), dated as of April 22, 2014, among NATIONSTAR MORTGAGE ADVANCE RECEIVABLES TRUST, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), THE BANK OF NEW YORK MELLON (“BNY Mellon”), a New York banking corporation, as Indenture Trustee (the “Indenture Trustee”), NATIONSTAR MORTGAGE LLC, a limited liability company organized in the State of Delaware (“Nationstar”), as Administrator on behalf of the Issuer (in such capacity, the “Administrator”) and as Servicer under the Designated Servicing Agreements (in such capacity, the “Servicer”), CREDIT SUISSE AG, NEW YORK BRANCH, as Administrative Agent (“Credit Suisse”), WELLS FARGO SECURITIES, LLC, as Administrative Agent (“Wells Fargo”), THE ROYAL BANK OF SCOTLAND PLC (“RBS”), as Administrative Agent (in such capacity, together with Credit Suisse and Wells Fargo, collectively, the “Administrative Agent” and individually an “Administrative Agent”) and consented to by 100% of the Noteholders of the Outstanding Series 2013-VF1 Notes, the Series 2013-VF2 Notes, the Series 2013-VF3 Notes and the Series 2013-VF4 Notes. Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Existing Indenture.

RECITALS

WHEREAS, the Issuer, the Indenture Trustee, BNY Mellon, as Calculation Agent (the “Calculation Agent”), as Paying Agent (the “Paying Agent”) and as Securities Intermediary (the “Securities Intermediary”), the Servicer, the Administrator and the Administrative Agent are parties to that certain Indenture, dated as of June 7, 2013 (the “Existing Indenture,” as amended by this Amendment, the “Indenture”);

WHEREAS, the Issuer, the Indenture Trustee, the Servicer, the Administrator, the Administrative Agent, and any applicable Derivative Counterparty have agreed, subject to the terms and conditions of this Amendment, that the Existing Indenture be amended to reflect certain agreed upon revisions to the terms of the Existing Indenture;

WHEREAS, the Series 2013-T1 Notes issued pursuant to the Series 2013-T1 Indenture Supplement, dated as of June 7, 2013, among the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, Nationstar, Credit Suisse, Wells Fargo and RBS, have been redeemed prior to the date hereof and are no longer Outstanding;

WHEREAS, the Series 2013-VF1 Class E-T1 Term Notes and the Class F-T1 Term Notes issued pursuant to the Series 2013-VF1 Indenture Supplement (the “Series 2013-VF1 Indenture Supplement”), dated as of June 7, 2013, among the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, Nationstar and Credit Suisse, have been redeemed prior to the date hereof and are no longer Outstanding;

WHEREAS, the Series 2013-VF2 Class E-T2 Term Notes and the Class F-T2 Term Notes issued pursuant to the Series 2013-VF2 Indenture Supplement (the “Series 2013-VF2 Indenture Supplement”), dated as of June 7, 2013, among the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, Nationstar and Wells Fargo have been redeemed prior to the date hereof and are no longer Outstanding;

WHEREAS, the Series 2013-VF3 Class E-T3 Term Notes and the Class F-T3 Term Notes issued pursuant to the Series 2013-VF3 Indenture Supplement (the “Series 2013-VF3 Indenture Supplement”), dated as of June 7, 2013, among the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, Nationstar and RBS have been redeemed prior to the date hereof and are no longer Outstanding;

WHEREAS, Section 12.1(c) of the Indenture provides that the Issuer, the Indenture Trustee, the Administrator, the Servicer and the Administrative Agent (in its sole and absolute discretion) may at any time enter into an amendment to the Indenture without the consent of any of the Noteholders or any other Person, upon: (1) delivery of an Issuer Tax Opinion for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Existing Indenture, or modifying in any manner the rights of the Noteholders of the Notes under the Indenture, (2) delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment could not have a material Adverse Effect on any Outstanding Notes and is not reasonably expected to have a material Adverse Effect at any time in the future (“No Adverse Effect Officer’s Certificate”), (3) the receipt of notice from each Note Rating Agency currently rating the Outstanding Notes confirming in writing to the Indenture Trustee that such amendment will not cause a Ratings Effect on any Outstanding Notes (“Rating Agency No-Downgrade Letter”) and (4) the consent of each Derivative Counterparty (evidenced by its execution of the acknowledgement to this Amendment). Additionally, pursuant to Section 12.3 of the Indenture, the Indenture Trustee is entitled to an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Indenture and that all conditions precedent thereto have been satisfied (the “Authorization Opinion”);

WHEREAS, the Existing Indenture and the Indenture Supplements thereto provide that default in payment of any Subordinated Interest Amounts or Subordinated Cumulative Interest Shortfall Amounts on any Payment Date constitutes an Event of Default with respect to the Series 2013-VF1 Notes, the Series 2013-VF2 Notes, the Series 2013-VF3 Notes and the Series 2013-VF4 Notes but not the Series 2013-T2 Notes or the Series 2013-T3 Notes. Accordingly, the Issuer has requested that the Noteholders of the Outstanding Series 2013-VF1 Notes, the Series 2013-VF2 Notes, the Series 2013-VF3 Notes and the Series 2013-VF4 Notes consent to the amendments to the Existing Indenture contemplated in the event that such amendments could have a material Adverse Effect on such Notes and or could have a material Adverse Effect on such Notes at any time in the future. The Noteholders of the Outstanding Series 2013-VF1 Notes, the Series 2013-VF2 Notes, the Series 2013-VF3 Notes and the Series 2013-VF4 Notes are willing to provide such consent on the terms and conditions set forth herein;

WHEREAS, as of the date hereof, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is the sole “Derivative Counterparty” for purpose of the Indenture. Wells Fargo Bank, in its capacity as the sole “Derivative Counterparty” is referred to herein as the “Derivative Counterparty”; and

WHEREAS, this Amendment is not effective until the execution and delivery of this Amendment by the parties hereto, the delivery of the Issuer Tax Opinion and the Authorization Opinion, the delivery of the No Adverse Effect Officer’s Certificate, and the receipt of the Rating Agency No-Downgrade Letter.

NOW, THEREFORE, the Issuer, the Indenture Trustee, the Servicer, the Administrator, the Administrative Agent, 100% of the Noteholders of the Series 2013-VF1 Notes, the Series 2013-VF2 Notes, the Series 2013-VF3 Notes and the Series 2013-VF4 Notes and the Derivative Counterparty hereby agree, in consideration of the amendments, agreements and other provisions herein contained and of certain other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the parties hereto, that the Existing Indenture is hereby amended as follows:

SECTION 1.    Amendments to Existing Indenture. Effective as of the Amendment Effective Date, the Existing Indenture is hereby amended as follows:

1.1    Section 8.1 of the Indenture is hereby amended by adding a new clause (i) at the end thereof as follows: (i) replacing the “.” at the end of clause (h) thereof with “; and” and (ii) inserting the following new clause (i):
“(i) the occurrence of a Facility Early Amortization Event.”

1.2    Section 8.1 of the Indenture is amended further by adding the following sentence at the end of such section:
“Notwithstanding anything contained herein to the contrary and for the avoidance of doubt, default in the payment of any Subordinated Interest Amounts or Subordinated Cumulative Interest Shortfall Amounts at any time shall not constitute an Event of Default under this Indenture.”

SECTION 2.    Derivative Counterparty Consent. The Derivative Counterparty hereby consents to this Amendment.

SECTION 3.    Consent of the Series 2013-VF1 Notes, the Series 2013-VF2 Notes, the Series 2013-VF3 Notes and the Series 2013-VF4 Notes Noteholders. Each of (i) Credit Suisse AG, Cayman Islands Branch, in its capacity as committed purchaser of the Series 2013-VF1 Variable Funding Notes issued under the Series 2013-VF1 Indenture Supplement (in such capacity, the “VF1 Committed Purchaser”) and of the Series 2013-VF4 Variable Funding Notes issued under the Series 2013-VF4 Indenture Supplement (in such capacity, the “VF4 Committed Purchaser”) and Alpine Securitization Corp., in its capacity as conduit purchaser of the Series 2013-VF1 Variable Funding Notes issued under the Series 2013-VF1 Indenture Supplement (the “Series 2013-VF1 Conduit Purchaser”) and of the Series 2013-VF4 Variable Funding Notes issued under the Series 2013-VF4 Indenture Supplement (the “Series 2013-VF4 Conduit Purchaser”), (ii) Wells Fargo Bank, in its capacity as committed purchaser of the Series 2013-VF2 Variable Funding Notes issued under the Series 2013-VF2 Indenture Supplement (in such capacity, the “VF2 Committed Purchaser”) and (iii) RBS, in its capacity as committed purchaser of the Series 2013-VF3 Variable Funding Notes issued under the Series 2013-VF3 Indenture Supplement (in such capacity, the “VF3 Committed Purchaser”) confirms that (i) together they are sole Noteholders of all Outstanding Notes with respect to the Series 2013-VF1 Notes, the Series 2013-VF2 Notes, the Series 2013-VF3 Notes and the Series 2013-VF4 Notes with the right to instruct the Indenture Trustee, (ii) it is authorized to deliver this Amendment, such power has not been granted or assigned to any other person and the Indenture Trustee may rely upon such certification, (iii) it acknowledges and agrees that the amendments effected by this Amendment shall become effective on the Amendment Effective Date and (iv) its consent to this Amendment shall constitute an “Act” by it as described in Section 1.5 of the Base Indenture.

SECTION 4.    Conditions to Effectiveness of the Amendment. This Amendment shall become effective on the date hereof (the “Amendment Effective Date”) subject to the satisfaction of the following conditions precedent:

4.1    the execution and delivery of this Amendment by all parties hereto;
4.2    the delivery of the Issuer Tax Opinion;
4.3    the delivery of the No Adverse Effect Officer’s Certificate;
4.4    the receipt of the Rating Agency No-Downgrade Letter; and

4.5    the delivery of the Authorization Opinion.

SECTION 5.    Representations and Warranties.  The Issuer hereby represents and warrants to the Indenture Trustee, the Administrative Agent, the Derivative Counterparty and the VF1 Committed Purchaser, the VF1 Conduit Purchaser, the VF2 Committed Purchaser, the VF3 Committed Purchaser, the VF4 Committed Purchaser and the VF4 Conduit Purchaser that as of the date hereof, (i) the Issuer is in compliance with all the terms and provisions set forth in the Indenture on its part to be observed or performed and remains bound by the terms thereof, and (ii) after giving effect to the terms of this Amendment, no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 9.1 of the Indenture.

SECTION 6.    Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Indenture shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.

SECTION 7.    Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 8.    Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 9.    GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

[SIGNATURE PAGES FOLLOW]

Signature Page to Amendment No. 1 to Indenture

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

NATIONSTAR MORTGAGE ADVANCE RECEIVABLES TRUST, as Issuer

By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

By: /s/ Erwin M. Soriano Name: Erwin M. Soriano Title: Vice President

Signature Page to Amendment No. 1 to Indenture

NATIONSTAR MORTGAGE LLC, as Administrator and Servicer

By: /s/ Amar Patel Name: Amar Patel Title: EVP

Signature Page to Amendment No. 1 to Indenture

THE BANK OF NEW YORK MELLON, not in its individual capacity, but solely as Indenture Trustee

By: /s/ Helen Lam Name: Helen Lam Title: Vice President

Signature Page to Amendment No. 1 to Indenture

CREDIT SUISSE AG, NEW YORK BRANCH, as Administrative Agent

By: /s/ Jason Muncy Name: Jason Muncy
Title: Vice President

By: /s/ Oliver Nisenson
Name: Oliver Nisenson
Title: Director

Signature Page to Amendment No. 1 to Indenture

WELLS FARGO SECURITIES, LLC, as Administrative Agent

By: /s/ Andrew W. Riebe
Name: Andrew W. Riebe
Title: Director

Signature Page to Amendment No. 1 to Indenture

THE ROYAL BANK OF SCOTLAND PLC, as Administrative Agent

By: RBS Securities Inc., its agent

By: /s/ Dominic Obaditch
Name: Dominic Obaditch
Title: Managing Director

Signature Page to Amendment No. 1 to Indenture

ACKNOWLEDGED AND AGREED:

WELLS FARGO BANK, N.A., as Derivative Counterparty

By: /s/ Joe Hunter
Name: Joe Hunter
Title: Authorized Signatory

Signature Page to Amendment No. 1 to Indenture

ACKNOWLEDGED AND CONSENTED:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as VF1 Committed Purchaser and VF4 Committed Purchaser

By: /s/ Jason D. Muncy
Name: Jason D. Muncy
Title: Authorized Signatory

By: /s/ Oliver Nisenson
Name: Oliver Nisenson
Title: Authorized Signatory

Signature Page to Amendment No. 1 to Indenture

ALPINE SECURITIZATION CORP., as VF1 Conduit Purchaser and VF4 Conduit Purchaser

By: Credit Suisse AG, New York Branch, as its attorney-in-fact

By: /s/ Jason Muncy
Name: Jason Muncy
Title: Vice President

By: /s/ Oliver Nisenson
Name: Oliver Nisenson
Title: Director

WELLS FARGO BANK, N.A., as VF2 Committed Purchaser

By: /s/ Andrew W. Riebe
Name: Andrew W. Riebe
Title: Director
THE ROYAL BANK OF SCOTLAND PLC, as VF3 Committed Purchaser

By: RBS Securities Inc., its agent

By: /s/ Dominic Obaditch
Name: Dominic Obaditch
Title: Managing Director